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                                                                 Exhibit 32(b)


                TXU ELECTRIC DELIVERY TRANSITION BOND COMPANY LLC
                       Certificate Pursuant to Section 906
                         of Sarbanes - Oxley Act of 2002
                              CERTIFICATION OF CFO


         The undersigned, H. Dan Farell, Senior Vice President and Principal Financial Officer of TXU Electric Delivery Transition Bond Company LLC (the "Company"), DOES HEREBY CERTIFY that:

1. The Company's Annual Report on Form 10-K for the year ended December 31, 2004 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 29th day of March, 2005.



                                        /s/   H. Dan Farell
                                      -----------------------------------------
                                      Name:    H. Dan Farell
                                      Title: Senior Vice President
                                             and Principal Financial Officer







A signed original of this written statement required by Section 906 has been provided to TXU Electric Delivery Transition Bond Company LLC and will be retained by TXU Electric Delivery Transition Bond Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.